Exhibit 4.2

SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE ORDINARY STOCK CUSIP 0000000 00 0 SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES THAT IS THE OWNER OF SPECIMEN
FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A COMMON STOCK $0.0001 PAR VALUE, OF VALO HEALTH HOLDINGS, INC. transferable on the books of the Company in Person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as it may be amended, and the Bylaws, as they may be amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.
COUNTERSIGNED AND REGISTERED: CONTINENTAL STOCK TRANSFER & TRUST COMPANY {New York, NY) TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE CHIEF FINANCIAL OFFICER CHIEF EXECUTIVE OFFICER

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common TEN ENT -as tenants by the entireties IT TEN - as joint tenants with right of survivorship and not as tenants in common TTEE - trustee under Agreement dated UNIF GIFT MIN ACT- Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto L SECURITY OR OTHER BER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE. Shares on stock represented by this certificate and do hereby irrevocably appoint. nsfer the said stock on the books of the within-named corporation with ubstitution in the premises. NOTICE:The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever. SIGNATURE GUARANTEED: BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, ND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN NTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17 Ad-15.